UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2025, QuantumScape Battery, Inc. (“QS”), a wholly owned subsidiary of QuantumScape Corporation (the “Company”), entered into an Amended and Restated Collaboration Agreement (the “Amendment”) with PowerCo SE (“PowerCo”), a battery cell company wholly owned by the Volkswagen Group, a major investor in the Company. The Amendment amends and restates the Collaboration Agreement entered into on July 5, 2024 between QS and PowerCo (the “Original Agreement”) for the industrialization of QS’s QSE-5 solid-state lithium metal battery technology (the “QSE-5 Technology”), as described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2024, which is incorporated herein by reference.

Under the Amendment, QS and PowerCo entered into a statement of work outlining the scope and responsibilities of the joint scale-up team working at QS’s battery development pilot line in San Jose, California for the development, validation, demonstration, and initial commercialization of battery cells based on the QSE-5 Technology and toward the transfer of QSE-5 Technology into cell size determined by PowerCo (the “Project”). PowerCo has agreed to contribute up to $130.7 million for the Project over the next two years, subject to the completion of certain milestones by the joint scale-up team. This amount is in addition to the pre-payment of $130 million in royalties that PowerCo agreed to pay after the achievement of other technical milestones and subsequent entry into the IP License Agreement under the terms of the Original Agreement.

As part of the Amendment, the terms of the IP License Agreement have been amended to provide PowerCo the right to produce up to an additional 5 gigawatt-hours (GWh) of battery cells based on the QSE-5 Technology annually, including for customers outside the Volkswagen Group, bringing the potential maximum production by PowerCo under the IP License Agreement to 85 GWh annually. The Amendment also provides PowerCo the future right to license from QS additional technology beyond the first-generation QSE-5 Technology.

The foregoing description of the terms of the Amendment, including the amended IP License Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the collaboration with PowerCo, the development and commercialization of our battery technology, PowerCo’s contribution for the Project, the achievement of technical milestones, the entry into the IP License Agreement, the payment of royalties under the IP License Agreement, and the industrializing of the QSE-5 Technology, among others. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements, including due to difficulties in successfully developing and commercializing our solid-state battery technology, achieving technical and other milestones, including those required for payment for the Project and for entry into the IP License Agreement, as well as difficulties in achieving the quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, changes in economic and financial conditions, market demand for EVs, retaining key personnel, competition, regulatory changes, broader economic conditions, and due to other factors discussed in the section titled “Risk Factors” in our Annual Report and Quarterly Reports and other documents filed with the Securities and Exchange Commission from time to time. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Amended and Restated Collaboration Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	July 23, 2025	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development